UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 9, 2023

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10355 Pecan Park Boulevard
Austin, Texas 78729
(Address of Principal Executive Offices, and Zip Code)

(833) 444-3469
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Repurchase Transactions

On March 13, 2023, Q2 Holdings, Inc. ("Q2") settled the previously announced repurchase agreements of $159.0 million aggregate principal amount of its outstanding 0.125% Convertible Senior Notes due 2025 (the "2025 Notes") for an aggregate cash purchase price of $138.4 million, and $12.3 million aggregate principal amount of its outstanding 0.75% Convertible Senior Notes due 2026 (the "2026 Notes") for an aggregate cash purchase price of $10.7 million (the "Repurchases"). Following the settlement of the Repurchases, $191.0 million in aggregate principal amount of 2025 Notes and $304.0 million in aggregate principal amount of 2026 Notes will remain outstanding with terms unchanged.

Capped Call Unwind Transactions

On March 9, 2023, in connection with the Repurchases, Q2 entered into agreements with certain financial institutions (the "Existing Option Counterparties") to terminate a portion of the capped call transactions entered into in connection with the issuance of the 2025 Notes and 2026 Notes in a notional amount corresponding to the principal amounts of such 2025 Notes and 2026 Notes repurchased (the "Terminations"). In connection with Terminations and the related unwinding of the existing hedge position of the Existing Option Counterparties with respect to such transactions, such Existing Option Counterparties and/or their respective affiliates may sell shares of the Q2's common stock in secondary market transactions, and/or unwind various derivative transactions with respect to the common stock. The Terminations will be settled based on four-day averaging period beginning on and including March 10, 2023. While the final amount of net proceeds will be determined after the expiration of the four-day averaging period, Q2 anticipates that it will receive net proceeds from the Existing Option Counterparties in connection with the Terminations of approximately $0.7 million, which it intends to use for general corporate purposes.

The information furnished with this Item 8.01 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as expressly set forth by specific reference in such a filing.

Forward-looking Statements:

This Current Report on Form 8-K contains “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the planned offering. Words such as "anticipates," "estimates," "expects," "projects," "forecasts," "intends," "plans," "will," "believes" and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, Q2 is under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. With respect to the Repurchases, such uncertainties and circumstances include the amount of net proceeds received by Q2 from the Terminations, and the use of the net proceeds from the Terminations. Various factors could also adversely affect Q2's operations, business or financial results in the future and cause Q2's actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the "Risk Factors" sections contained in Q2's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission and available on the SEC Filings section of the Investor Services section of Q2's website at http://investors.q2ebanking.com/.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

March 13, 2023	/s/ David J. Mehok David J. Mehok Chief Financial Officer